UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 10, 2026

Sky Harbour Group Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39648	85-2732947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 Tower Road, Suite 205 Westchester County Airport White Plains, NY	10604
(Address of principal executive offices)	(Zip Code)

(212) 554-5990
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SKYH	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SKYH WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 10, 2026, Sky Harbour Group Corporation, a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement with certain investors (the “Investors”), pursuant to which the Company agreed to sell an aggregate of 4,000,000 shares (the “Shares”) of its Class A common stock, $0.0001 par value per share (the “Common Stock”), to the Investors in a registered direct offering at a purchase price of $10.00 per share. The closing of the offering occurred on August 12, 2026. The Company received aggregate gross proceeds of $40.0 million from the offering, before deducting offering-related expenses. The Company intends to use the net proceeds for general corporate purposes.

In connection with the registered direct offering, the Company and its directors and executive officers and certain holders of more than 5.0% of its outstanding stock (the “Lock-Up Parties”) and the Investors have agreed that for a period of 90 days following the closing date, subject to certain exceptions, the Lock-Up Parties will not sell, pledge, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock.

Substantially concurrently with the registered direct offering, Boston Omaha Corporation, a Delaware corporation (“BOC”), entered into certain Secondary Stock Purchase Agreements with certain investors, pursuant to which the investors agreed to purchase an aggregate of 360,000 shares of Common Stock from BOC at a price per share of $10.00 (the “Private Secondary Transactions”). The closings of the Private Secondary Transactions are expected to occur on or prior to August 14, 2026.

The Shares are being offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-278275), filed with the Securities and Exchange Commission (“SEC”) on March 27, 2024, and declared effective by the SEC on April 10, 2024, and the accompanying base prospectus included therein, as supplemented by the prospectus supplement filed with the SEC on August 12, 2026. A copy of the opinion of Morrison & Foerster LLP with respect to the validity of the Shares is filed herewith as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The Exhibit Index set forth below is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Title
5.1	Opinion of Morrison & Foerster LLP.
23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2026

SKY HARBOUR GROUP CORPORATION

By:	/s/ Tal Keinan
Name:	Tal Keinan
Title:	Chief Executive Officer